United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 15, 2003

UNIVEST CORPORATION OF PENNSYLVANIA

(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Ident. No.)

14 North Main Street, Souderton, Pennsylvania 18964

(Address of principal executive office)(Zip Code)

Registrant’s telephone number, including area code (215) 721-2400

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

     On August 15, 2003, Univest Corporation of Pennsylvania (OTCBB:UVSP) shares were approved for NASDAQ listing and will commence trading on the NASDAQ National Market.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits

99	-	Press Release dated August 15, 2003, of Univest Corporation of Pennsylvania shares were approved for NASDAQ listing.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By	/s/ William S. Aichele

Name: William S. Aichele
Title: President and Chief Executive Officer

Date: August 18, 2003